Exhibit 99.1

FOR IMMEDIATE RELEASE

TAKUNG REPORTS RECORD $936 MILLION IN MONTHLY
ONLINE TRADING TRANSACTIONS FOR AUGUST

Company Increases Number of Artworks to 147 with 12 New Listings

Hong Kong, September 6, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership units in Asian fine art, jewelry and precious gems (collectively, “artwork”), today said it processed transactions totaling US$936.33 million in the 22-day trading month of August 2016, a 292 percent increase on total transactions of US$238.66 million recorded in the 21-day trading month of August 2015.

Total transaction value on Takung’s platform for the first eight months of 2016 reached US$ 3.66 billion, a 320 percent increase on the US$ 871.63 million transacted in the comparable year-ago period.

The platform’s average daily trading volume in August 2016 increased to more than 55 million units versus an average of 7.6 million units daily in August 2015.

Takung added 12 new listings in August, bringing the total number of artworks trading on its platform to 147.

"To achieve almost $1 billion in monthly trading transactions is a major accomplishment for our young company," said Takung CEO Di Xiao. “This rapid acceleration of trading volume and liquidity on our platform has resulted primarily from the company’s ongoing marketing efforts throughout China to increase the number of registered traders as well as the participation level of each trader.”

Since December 2013, Takung has provided a way for art collectors and investors to buy and sell ownership units in valuable paintings, calligraphies, jewelry and precious gems. Takung’s unique approach is to divide selected artwork into equal ownership units based on its appraised value. Traders can then buy and sell these units online via a client app available for download from the company’s commercial website. While most of the traders on the platform are currently located in mainland China, Takung recently announced an expansion of operations to increase its trader base with residents of Russia, Mongolia, Australia and New Zealand.

Takung generates revenue primarily from listing fees ranging from 22.5 to 48.5 percent of the artwork’s offering price, as well as recurring revenue from trading commissions and nominal management fees.

There are two types of listings on the Takung site - an individual artwork or a portfolio of several pieces. Most of the listed artworks trade actively and have shown significant appreciation following their initial sale and introduction on the site. Each listing - with its initial offering price and current price and value - can be found on Takung’s corporate website at http://www.takungart.com/portfolio/listed-artwork.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian fine art, jewelry and precious gems. This proprietary platform allows collectors and investors - including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.
Leslie Chow
+852 31580977
leslie.chow@takungae.com

Asia IR-PR - Investor Relations
Jimmy Caplan
512-329-9505
jimmy@asia-irpr.com

Asia IR-PR - Media Relations
Rick Eisenberg
212-496-6828
rick@asia-irpr.com

SOURCE: Takung Art Co., Ltd.